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                                                                   Exhibit 10.15

                            STOCK PURCHASE AGREEMENT
                   UNDER THE BORON, LEPORE & ASSOCIATES, INC.
                        1996 STOCK OPTION AND GRANT PLAN


NAME OF GRANTEE:  Christopher Sweeney

CLASS OF SHARES:  Common Stock

NO. OF SHARES:  450,000                       GRANT DATE: December 4, 1996

PER SHARE PURCHASE PRICE:     $0.285

     Section 1.  Grant and Sale of Shares.  The Company has heretofore completed
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a recapitalization and refinancing transaction.  Pursuant to the Boron, LePore &
Associates, Inc. 1996 Stock Option and Grant Plan (the "Plan"), Boron, LePore & Associates, Inc., a Delaware corporation (the "Company"), hereby grants, sells and issues to the person named above (the "Grantee"), who is an officer or full-time employee of the Company or any of the Subsidiaries (as defined below) of the Company, the number of shares of Common Stock, par value $0.01 per share ("Common Stock"), of the Company indicated above (subject to the provisions below, the "Shares"), for the per share purchase price specified above, subject to the terms and conditions set forth herein. The Company hereby acknowledges receipt of $128,250 in full payment for the Shares.

     Section 2.  Investment Representations.  In connection with the purchase
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and sale of the Shares, the Grantee hereby represents and warrants to the
Company as follows:

     Section 3.  Certain Agreements.  The Grantee has entered into a Stock
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Redemption Agreement dated as of December 4, 1996 and a Stockholders' Agreement dated as of December 4, 1996, setting forth certain rights and obligations with respect to the Company including with respect to his ownership of the Shares. Any certificate(s) representing the Shares shall carry the legend specified in
Section 7.2 of the Stockholders' Agreement.

     Section 4.  Withholding Taxes.  The Grantee acknowledges and agrees that
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the Company or any of its Subsidiaries have the right to deduct from payments of any kind otherwise due to the Grantee any federal, state or local taxes of any kind required by law to be withheld with respect to the purchase of the Shares by the Grantee.

     Section 5.  Miscellaneous Provisions.
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          5.1. Governing Law.  This Agreement shall be governed by and construed
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in accordance with the laws of the State of Delaware.

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          5.2  The Company is subscribing for the Managing Interest for its own account for investment only, and not for resale or with a view to the distribution thereof.

          5.3 The Company has had such an opportunity as he has deemed adequate to obtain from the LLC such information as is necessary to permit it to evaluate the merits and risks of its investment in the LLC and has consulted with its own advisers with respect to his investment in the LLC.

          5.4 The Company has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the subscription of the Managing Interest and to make an informed investment decision with respect to such purchase.

          5.5 The Company is an "accredited investor" as that term is defined in Rule 501 promulgated under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act").

          5.6  Headings.  The headings are intended only for convenience in
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finding the subject matter and do not constitute part of the text of this
Agreement and shall not be considered in the interpretation of this Agreement.

          5.7  Notices.  All notices, requests, consents and other
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communications shall be in writing and be deemed given when delivered personally, by telex or facsimile transmission or when received if mailed by first class registered or certified mail, postage prepaid. Notices to the Company or the Grantee shall be addressed as set forth underneath their signatures below, or to such other address or addresses as may have been furnished by such party in writing to the other. Notices to any holder of the Shares other than the Grantee shall be addressed to the address furnished by such holder to the Company.

          5.8  Benefit and Binding Effect.  This Subscription Agreement shall be
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binding upon and shall inure to the benefit of the parties hereto, their respective successors, assigns, and legal representatives.

          5.9  Counterparts.  For the convenience of the parties and to
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facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

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     IN WITNESS WHEREOF, the Company and the Grantee have executed this
Agreement as of the date first above written.


                                         BORON, LePORE & ASSOCIATES, INC.


                                         By:  /s/ Patrick G. LePore
                                              ---------------------
                                         Name:  Patrick G. LePore
                                         Title: President


                                         GRANTEE


                                         /s/ Christopher Sweeney
                                         -----------------------
                                         Christopher Sweeney

                                         c/o Boron, LePore & Associates, Inc.
                                         17-17 Route 208 North
                                         Fair Lawn, NJ  07410

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